                                                                Exhibit 7.2
                                                                -----------

                             STOCK ESCROW AGREEMENT

                  STOCK ESCROW AGREEMENT, dated as of March 17th, 1998 (this "Stock Escrow Agreement"), by and among Wang Laboratories, Inc., a Delaware corporation ("Wang"), Ing. C. Olivetti & C. S.p.A., an Italian corporation ("Olivetti"), and American Stock Transfer and Trust Company, a New York trust company, as Escrow Agent (the "Agent").

                  This Stock Escrow Agreement is being entered into pursuant to
Section 3.4(b) of the Stock Purchase Agreement, dated as of February 28, 1998 (the "Agree ment"), by and among Wang, Wang Nederland BV, Olivetti, Olivetti Sistemas e Servicios Limitada and Olivetti do Brasil S.A. Capitalized terms used and not otherwise defined herein shall have the respective meanings as cribed to them in the Agreement. This Stock Escrow Agreement is a Related Agreement and an Indemnified Related Agreement with the meaning of the Agreement.

                  NOW, THEREFORE, in consideration of the forego ing, the respective representations, warranties, cove nants and agreements set forth in the Agreement and herein and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and intending to be bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                STOCK ESCROW FUND

                  1.1 Establishment of Stock Escrow Fund. Simultaneously with the execution and delivery of this Stock Escrow Agreement and in accordance with
Section 3.4(b) of the Agreement, Wang and Olivetti are depositing a certificate representing 7,250,000 shares of Wang Common Stock (as defined in Section 1.4) with the Agent. After the date hereof and in accordance with Section 3.2 of the Ancillary Consideration Agreement, dated as of the date hereof, by and between Wang and Olivetti, Wang and Olivetti may deposit a certificate representing 1,500,000 shares of Wang Common Stock with the Agent. Such certif icates (which shall be collectively referred to herein as the "Wang Shares Certificate") are being deposited to secure the indemnification obligations of Olivetti under

(a) Sections 7.2(a) or 10.2 of the Agreement (including, without limitation, with respect to any Indemnified Related Agreement) or (b) Section 4.1 of the Indemnifica tion Agreement (MIS), dated as of the date hereof (the "Indemnification Agreement (MIS)"), by and among Wang, Olsy and Olivetti. The Agent agrees to hold, as escrow agent, the Wang Shares Certificate (which, together with any dividends or other distributions on the shares of Wang Common Stock represented thereby and amounts into which the shares of Wang Common Stock represented thereby may be changed, shall be hereafter referred to as the "Stock Escrow Fund") in escrow in accordance with this Stock Escrow Agreement.

                  1.2 Payment of Losses from Stock Escrow Fund.

                           (a) At any time prior to the third anni versary of
the Closing Date (the "Stock Escrow Fund Release Date"), Wang may notify the Agent, by notice substantially in the form of Exhibit A hereto (a "Loss Notice"), of any Loss in respect of which Olivetti is obligated to indemnify a Wang Tax Indemnified Party or a Wang Indemnified Person pursuant to Sections 7.2(a) or 10.2 of the Agreement or Section 4.1 of the Indemnifica tion Agreement
(MIS) which has not been paid within ten days of Olivetti becoming so obligated. The Loss Notice (i) shall set forth the Loss, the date on which Olivetti became obligated to pay such Loss, the amount of such Loss (which shall be stated in U.S. dollars at then prevailing exchange rates) and the section of the Agree ment or the MIS Agreement pursuant to which Olivetti is obligated to pay such Loss and (ii) shall have attached to it documentation with respect to (aa) Olivetti having been notified of such Loss in accordance with the appli cable section of the Agreement or the Indemnification Agreement (MIS), (bb) if Olivetti refused to pay or rejected such Loss in accordance with the applicable section of the Agreement or the Indemnification Agreement (MIS), the resolution of such refusal or rejection in accordance with the Agreement, the Indemnification Agree ment (MIS) or any Indemnified Related Agreement and (cc) Olivetti having been notified of it having become obli gated to pay such Loss (as a result of such resolution or otherwise) not less than 10 days prior to the date of such Loss Notice. Wang shall simultaneously deliver a copy of each Loss Notice to Olivetti.

                           (b) Not later than five Business Days of receipt of
any Loss Notice, (i) the Agent shall deliver to Wang the Wang Shares Certificate then held in escrow by the Agent and (ii) Wang shall simultaneously issue and deliver to the Agent a Wang Shares Certificate represent ing a number of shares of Wang Common Stock equal to the number of shares of Wang Common Stock represented by the Wang Shares Certificate delivered by the Agent to Wang pursuant to clause (i) of this sentence, less a number of shares of Wang Common Stock determined by dividing the amount of the Loss set forth in such Loss Notice by the Average Market Price of a share of Wang Common Stock (as defined in Section 1.4) as of the date of such Loss Notice.

                  1.3 Release of Stock Escrow Fund.

                           (a) On the fifth Business Day prior to the Stock
Escrow Fund Release Date, Wang shall notify the Agent, by notice substantially in the form of Exhibit B hereto (the "Pending Loss Notice"), of any Loss in re spect of which any Wang Tax Indemnified Person or Wang Indemnified Person asserts that Olivetti is obligated to indemnify such Wang Tax Indemnified Party or Wang Indem nified Person pursuant to Sections 7.2(a) or 10.2 of the Agreement or Section 4.1 of the Indemnification Agreement (MIS) of which Olivetti has been given notice pursuant to the Agreement or the Indemnification Agreement (MIS) and which is pending as of the date of the Pending Loss Notice (any such Loss being hereinafter referred to as a "Pending Loss"). The Pending Loss Notice (i) shall set forth each Pending Loss, the amount of each Pending Loss (or if not then determinable, Wang's best estimate thereof) and the aggregate amount (the "Pending Loss Aggregate Amount") of all Pending Losses (or Wang's best estimate thereof) and (ii) shall have attached to it documentation with respect to each Pending Loss (aa) of Olivetti having been notified of such Pending Loss in accordance with the applicable section of the Agreement or the Indemnification Agreement (MIS) and (bb) estab lishing that such Pending Loss is pending, such as a copy of Olivetti's refusal to pay or rejection of such Pending Loss or a recent filing or submission in any court, arbitration or other proceeding regarding such Pending Loss or other appropriate documentation. Wang shall simultaneously deliver a copy of the Pending Loss Notice to Olivetti.

                           (b) If Wang fails to notify the Agent of any Pending
Loss, on the Stock Escrow Fund Release Date the Agent shall deliver the Wang Shares Certificate then held in escrow by the Agent (and all dividends or other distributions on the shares of Wang Common Stock repre sented thereby then held by the Agent) to Olivetti.

                           (c) If Wang notifies the Agent of any Pending Loss,
on the Stock Escrow Fund Release Date (i) the Agent shall deliver the Wang Shares Certificate then held in escrow by the Agent to Wang and (ii) simulta neously with such delivery, Wang shall deliver (aa) to the Agent a Wang Shares Certificate representing a number of shares (the "Pending Loss Shares") of Wang Common Stock equal to the amount of the Pending Loss Aggregate Amount divided by the Average Market Price of a share of Wang Common Stock as of the date of the Pending Loss Notice (but not more than the number of shares of Wang Common Stock represented by the Wang Shares Certificate delivered by the Agent to Wang pursuant to clause (i) of this sentence) and (bb) to Olivetti a Certificate repre senting a number of shares of Wang Common Stock equal to the difference between the number of shares of Wang Common Stock represented by the Wang Shares Certificate delivered by the Agent to Wang pursuant to clause (i) of this sentence and the number of shares of Wang Common Stock represented by the Wang Shares Certificate deliv ered by Wang to the Agent pursuant to clause (ii)(aa) of this sentence. Simultaneously with the delivery by Wang to Olivetti of a certificate pursuant to clause (ii)(bb) of the immediately preceding sentence, the Escrow Agent shall deliver to Olivetti all dividends or other distri butions on the shares of Wang Common Stock represented by such certificate then held by the Agent.

                           (d) At any time after the Stock Escrow Fund Release
Date and prior to the date on which Wang and Olivetti mutually notify the Agent that all Pending Losses have been are resolved pursuant to the Agreement, the Indemnification Agreement (MIS) or any Indemnified Related Agreement (the "Stock Escrow Fund Termination Date"), Wang may be paid for any Pending Loss for which Olivetti becomes obligated to pay a Wang Tax Indemnified Party or a Wang Tax Indemnified Person pursuant to Sec tion 7.2(a) or 10.2 of the Agreement or
Section 4.1 of the Indemnification Agreement (MIS) which has not been paid within 10 days of Olivetti becoming so obligated in the manner provided for in
Section 1.2. On the Stock Escrow Fund Termination Date, the Agent shall deliver the Wang Shares Certificate then held in Escrow by the Agent (and all dividends or other distributions on the shares of Wang Common Stock represented thereby then held by the Agent) to Olivetti.

                           (e) At any time after 120 days after the Stock Escrow
Fund Release Date and prior to the Stock Escrow Fund Termination Date, Olivetti may notify the Agent, by notice substantially in the form of Exhibit C hereto (a "Failure to Prosecute Notice"), of any Pending Loss (other than a Pending Loss involving a Third Party Claim) which no Wang Tax Indemnified Person or Wang Indemnified Person is using commercially reasonable best efforts to prosecute. The Failure to Prosecute Notice (i) shall set forth the Pending Loss and the amount of such Pending Loss (or estimate thereof) set forth on the Pending Loss Notice and (ii) shall have attached to it an affidavit of the President of Olivetti with respect to the facts that establish that no Wang Tax Indemnified Person or Wang Indemnified Person is using commercially reasonable best efforts to prosecute it. Olivetti shall simultaneously deliver a copy of any Failure to Prosecute Notice to Wang. Not later than five Business Days after receipt of any Failure to Prosecute Notice, (i) the Agent shall deliver to Wang the Wang Shares Certificate then held in escrow by the Agent and (ii) Wang shall simulta neously issue and deliver to (aa) the Agent a Wang Shares Certificate representing a number of shares of Wang Common Stock equal to the number of shares of Wang Common Stock represented by the Wang Shares Certificate deliv ered by the Agent to Wang pursuant to clause (i) of this sentence, less a number of shares (the "Failure to Prose cute Shares") of Wang Common Stock determined by dividing the amount of the Pending Loss set forth in such Failure to Prosecute Notice by the Average Market Price of a share of Wang Common Stock as of the date of such Failure to Prosecute Notice and (bb) Olivetti a certificate representing the Failure to Prosecute Shares.

                           (f) At any time after the earlier of the third
anniversary of the Closing Date and the occurrence of an Early Termination Event (as defined in the Stock holders Agreement, dated as of the date hereof, by and between Wang and Olivetti), Olivetti may notify the Agent, by notice substantially in the form of Exhibit D hereto (a "Substitution of Collateral Notice"), that Olivetti has delivered to Wang a letter of credit (a "Substitution of Collateral Letter of Credit") substan tially in the form of the Letter of Credit. The Substi tution of Collateral Notice (i) shall set forth the amount of the Substitution of Collateral Letter of Credit and (ii) shall have a copy of the Substitution of Collat eral Letter of Credit attached to it. Olivetti shall simultaneously deliver a copy of any Substitution of Collateral Notice to Wang. Not later than five Business Days after receipt of any Substitution of Collateral Notice, (i) the Agent shall deliver to Wang the Wang Shares Certificate then held in escrow by the Agent and (ii) Wang shall simultaneously issue and deliver to (aa) Olivetti a certificate representing a number of shares of Wang Common Stock equal to the number of shares of Wang Comon Stock determined by dividing the face amount of such Substitution of Collateral Letter of Credit by U.S. $27 (the "Substitution of Collateral Factor"), as ad justed from time to time pursuant to Section 2.15, and (bb) if the number of shares of Wang Common Stock repre sented by the Wang Shares Certificate delivered by the Agent to Wang pursuant to clause (i) of this sentence exceeds the number of shares of Wang Common Stock repre sented by the certificate delivered by Wang to Olivetti pursuant to clause (ii)(aa) of this sentence, the Agent a Wang Shares Certificate representing a number of shares of Wang Common Stock equal to such excess.

                  1.4 Certain Defined Terms.

                  Average Market Price. The term "Average Market Price" for a share of Wang Common Stock means the average of the daily Current Market Prices of a share of Wang Common Stock during the 45 consecutive trading days immediately prior to the day in question.

                  Current Market Price. The term "Current Market Price" for a share of Wang Common Stock means the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the Nasdaq National Market System of the National Association of Securities Dealers, or, if such security is not quoted on such Nasdaq Na tional Market, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on such day shall not have been re ported through Nasdaq, the average of the bid and asked prices on such day as furnished by any New York Stock

Exchange member firm regularly making a market in such security selected for such purpose by Wang.

                  Wang Common Stock. The term "Wang Common Stock" means shares of common stock, par value $0.01 per share, of Wang, as constituted on the date hereof, any stock into which such common stock shall have been changed or any stock resulting from any reclassification of such common stock.


                                   ARTICLE II

                               GENERAL PROVISIONS

                  2.1 Wang Common Stock in Stock Escrow Fund. Olivetti shall have the right to vote shares of Wang Common Stock held in the Stock Escrow Fund for all pur poses. Wang shall pay all ordinary cash dividends on shares of Wang Common Stock held in the Stock Escrow Fund to the holder of record thereof; Wang shall pay all other dividends and other distributions on shares of Wang Common Stock held in the Stock Escrow Fund to the Agent.

                  2.2 Term of Agreement. This Stock Escrow Agreement shall be in effect until the date one month following (a) the Stock Escrow Fund Release Date or (b) if there is any Pending Loss as of the Stock Escrow Fund Release Date, the Stock Escrow Fund Termination Date.

                  2.3 Expenses of the Agent. The Agent shall be entitled to reasonable compensation for its services hereunder and shall be reimbursed for all reasonable expenses, disbursements and advancements incurred or made by it in performance of its services hereunder, which will be paid by one-half by Olivetti and one-half by Wang.

                  2.4 Taxes on Stock Escrow Fund. Olivetti and Wang shall each bear one-half all federal, state and local taxes based upon or measured by net or gross income arising from the Stock Escrow Fund and shall provide the Agent with sufficient information so that the Agent can comply with reporting obligations imposed under any laws relating to such taxes.

                  2.5 Investment of Cash in Stock Escrow Fund. Cash held in the Stock Escrow Fund shall be invested by the Agent in short-term obligations of the U.S. govern ment or in certificates of deposit issued by a bank or trust company having combined capital and surplus of at least $500,000,000 or in such other manner as the parties hereto may agree. All interest or other accretions from property held in the Stock Escrow Fund shall become part of the Stock Escrow Fund and be subject to the terms hereof.

                  2.6 The Agent. The obligations of the Agent under this Agreement are subject to the following terms and conditions:

                           (a) The Agent is not a party to and is not bound by
any agreement other than as expressly set forth in this Stock Escrow Agreement;

                           (b) The Agent acts hereunder as a deposi tory only
and is not responsible for or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any funds, shares, documents or other materials deposited with it. Wang and Olivetti agree to and hereby do waive any suit, claim, demand or cause of action of any kind which they may have or may assert against the Agent arising out of or relating to the execution or performance by the Agent of this Stock Escrow Agreement, unless such suit, claim, demand or cause of action is based upon the willful misconduct, gross negligence or bad faith of the Agent. To the extent that the Agent delivers any funds, shares or documents in accordance with the instructions described in this Agreement, Wang and Olivetti further agree, jointly and severally, to indemnify the Agent against and from any and all claims, demands, costs, liabilities and expenses, including counsel fees, which may be asserted against it or to which it may be exposed or which it may incur by reason of its execution or performance of this Stock Escrow Agreement unless arising from the Agent's willful misconduct, gross negligence or bad faith. The Agent shall not be required to defend any legal proceed ing which may be instituted against it with respect to the subject matter of this Stock Escrow Agreement unless it is requested to do so by one of the parties hereto and is indemnified by such requesting party to the Agent's satisfaction against the cost and expenses (including reasonable attorney's fees) of such defense, unless arising from the Agent's willful misconduct, gross negli gence or bad faith. The Agent shall not be required to institute legal proceedings of any kind. The Agent shall not be required to perform any acts which violate any law or applicable rules of any governmental agency;

                           (c) The Agent shall not have any respon sibility for
the genuineness or validity of any notice, evidence or other document or item delivered to it, and the Agent shall be entitled to rely upon and shall be protected in acting upon any written notice, waiver, consent, receipt or other evidence or paper document which the Agent reasonably believes to be genuine and to be signed by the proper person;

                           (d) The Agent shall not be liable for any error of
judgment or for any acts done or steps taken or omitted or admitted by it or for any mistake of facts or law or for anything which the Agent may do or refrain from doing in connection herewith except for the Agent's own willful misconduct, gross negligence or bad faith; and

                           (e) As to any legal questions arising in connection
with the administration of this Agreement, the Agent may rely absolutely upon the opinions given to it by its counsel and shall be free of liability for acting in reliance on such opinions.

                  2.7 Removal of Agent. The Agent agrees that Wang and Olivetti may, by mutual agreement at any time, remove the Agent as agent hereunder, and substitute another therefor. In such event the Agent shall, upon receipt of written notice of such removal, account for and deliver to such substituted escrow agent the Stock Escrow Fund and the Agent shall thereafter be discharged of all liability hereunder.

                  2.8 Amendment and Modification. This Stock Escrow Agreement may be amended, modified and supple mented only by written agreement of Wang, Olivetti and the Agent.

                  2.9 Waiver of Compliance. Except as otherwise provided in this Stock Escrow Agreement, any failure of any of the parties to comply with any obligation, cove nant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                  2.10 Notices. All notices and other communica tions hereunder shall be in writing and shall be sent by hand delivery or overnight courier, in each case receipt acknowledged, or registered or certified mail, in each case with postage prepaid and return receipt requested, to the respective parties at the following addresses:

                           If to Wang, to:

                           Wang Laboratories, Inc.
                           600 Technology Park
                           Billerica, MA  01821
                           United States
                           Attention: Albert A. Notini, Senior
                                             Vice President, General
                                             Counsel and Secretary

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           One Beacon Street
                           Boston, MA  02108
                           Attention:  David T. Brewster, Esq.

                           and

                           Gianni, Origoni & Partners
                           20121 Milano
                           Piazza Belgioioso, 2
                           Italy
                           Attention: Avv. Mario Amoroso

                           If to Olivetti, to:

                           Ing. C. Olivetti & C. S.p.A.
                           Via G. Jervis, 77
                           10015 Ivrea
                           Italy
                           Attention: Managing Director
                           with a copy to:

                           Erede e Associati
                           Via Serbelloni, 12
                           20122 Milano
                           Italy
                           Attention:  Avv. Umberto Nicodano

                           and

                           Rogers & Wells
                           40 Basinghall Street
                           London EC2V 5DE
                           England
                           Attention:  Michael S. Immordino, Esq.

                           If to the Agent, to:

                           American Stock Transfer and Trust Company
                           40 Wall Street
                           New York, New York 10005
                           Attention:  Executive Vice President

Any party may change its address for receiving notice by written notice given to the other parties. All notices and other communications hereunder shall be deemed to have been duly given as of the earlier of (a) the date received at the address and in the manner provided above or (b) the date receipt is acknowledged.

                  2.11 Assignment. This Stock Escrow Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Stock Escrow Agreement nor any of the rights, inter ests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except (a) by operation of law, (b) that Wang may assign any of its rights (but not its obligations to Olivetti or the Agent) under this Stock Escrow Agreement to any one or more of its majority-owned subsidiaries, foreign or domestic, and (c) that Wang may grant a security interest in its entire right, title and interest in this Stock Escrow Agreement to the party or parties from which it obtains the financing for the transactions contemplated by the Agreement (provided, however, that until foreclosure of such security interest Wang shall at all times be the sole counterparty of

Olivetti and the Agent for any matter arising under this Stock Escrow
Agreement).

                  2.12 Governing Law. This Stock Escrow Agree ment shall be governed by the laws of the State of New York (without giving effect to the principles of con flicts of law thereof except for General Obligations Law
Section 5-1401 and with respect to the exception to Section 2.14 of this Stock Escrow Agreement, Section 5- 1402) as to all matters, including but not limited to, matters of validity, construction, effect, performance and remedies. The invalidity or unenforceability of any provision of this Stock Escrow Agreement shall not affect the validity or enforceability of any other provision.

                  2.13 Counterparts. This Stock Escrow Agreement may be executed simultaneously in two or more counter parts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  2.14 Dispute Resolution. Any dispute between Wang and Olivetti arising out of this Stock Escrow Agree ment shall be resolved in accordance with
Section 12.12 of the Agreement, except that any dispute arising out of the Stock Escrow Agreement with respect to a breach or alleged breach of this Stock Escrow Agreement by the Agent shall be decided by the state or federal courts of the State of New York (and each of the parties hereto expressly submits itself to the non-exclusive jurisdic tions of the state and federal courts of the State of New York in any action, suit or proceeding relating to any such breach or alleged breach of this Cash Escrow Agree ment by the Agent and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconve nient forum).

                  2.15 Adjustment of the Substitution of Collat eral Factor. If the outstanding shares of Wang Common Stock shall be subdivided into a greater number of shares of Wang Common Stock, the Substitution of Collateral Factor in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and con versely, if the outstanding shares of Wang Common Stock shall be combined into a smaller number of shares of Wang Common Stock, the Substitution of Collateral Factor in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immedi ately after the opening of business on the day following the day upon which such subdivision or combination be comes effective.

                  IN WITNESS WHEREOF, the parties hereto have caused this Stock Escrow Agreement to be duly executed as of the day and year first above written.


                                   WANG LABORATORIES, INC.


                                   By: /s/ David Goulden
                                      -------------------
                                      Name: David Goulden
                                      Title:Senior Vice President



                                   ING. C. OLIVETTI & C. S.P.A.


                                   By: /s/ Marino Bonamico
                                      --------------------
                                      Name: Marino Bonamico
                                      Title:Attorney-in-fact



                                   AMERICAN STOCK TRANSFER
                                   AND TRUST COMPANY


                                   By: /s/ Herbert J. Lemmer
                                      ----------------------
                                      Name: Herbert J. Lemmer
                                      Title:Vice President

                                                                       Exhibit A


                     [Letterhead of Wang Laboratories, Inc.]

                                                                          [Date]


American Stock Transfer and Trust Company
40 Wall Street
New York, New York  10005

Attention:  Executive Vice President

Ladies and Gentlemen:

                  Reference is made to the Stock Escrow Agreement, dated as of March __, 1998, by and among Wang Laboratories, Inc., Ing. C. Olivetti & C. S.p.A. and American Stock Transfer and Trust Company (the "Stock Escrow Agreement"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Stock Escrow Agreement.

                  Pursuant to Section 1.2(a) of the Stock Escrow Agreement, the undersigned hereby notifies you that on [____________, Olivetti became obligated to pay a Loss in the amount of U.S. $[ ] pursuant to Section [ ] of the [Agreement][Indemnification Agreement (MIS)] [Indem nified Related Agreement] relating to [ ] and has not paid such Loss within ten days of such date. Accord ingly, please deliver the Wang Share Certificate held by you to the undersigned in accordance with Section 1.2(b) of the Stock Escrow Agreement.

                  Attached hereto is documentation with respect to (a) Olivetti having been notified of such Loss in accordance with the applicable section of the [Agreement] [Indemnification Agreement (MIS)] [Indemnified Related Agreement], (b) if Olivetti refused to pay or rejected such Loss in accordance with the applicable section of the [Agreement] [Indemnification Agreement (MIS)] [Indem nified Related Agreement], the resolution of such refusal or rejection in accordance with the [Agreement] [Indemni fication Agreement (MIS)] [Indemnified Related Agreement] and (c) Olivetti having been notified of it having become obligated to pay such Loss not less than 10 days prior to the date of such Loss Notice.

                                                     Very truly yours,

                                                     WANG LABORATORIES, INC.



                                                     By_________________________
                                                        Name:
                                                        Title:

cc:      Ing. C. Olivetti & C. S.p.A.
         Via G. Jervis, 77
         10015 Ivrea
         Italy
         Attention:  Managing Director

                                                                       Exhibit B





                     [Letterhead of Wang Laboratories, Inc.]



                                                                          [Date]



American Stock Transfer and Trust Company
40 Wall Street
New York, New York  10005

Attention: Executive Vice President

Ladies and Gentlemen:

                  Reference is made to the Stock Escrow Agreement, dated as of March __, 1998, by and among Wang Laboratories, Inc., Ing. C. Olivetti & C. S.p.A. and American Stock Transfer and Trust Company (the "Stock Escrow Agreement"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Stock Escrow Agreement.

                  Pursuant to Section 1.3(a) of the Stock Escrow Agreement, the undersigned hereby notifies you by way of Schedule 1 hereto of each Pending Loss, the amount of each Pending Loss (or if not determinable, a good faith estimate thereof) and the Pending Loss Aggregate Amount. Accordingly, please deliver the Wang Share Certificate held by you to the undersigned in accordance with Section 1.3(c) of the Stock Escrow Agreement.

                  Attached hereto is documentation with respect to each Pending Loss (a) of Olivetti having been notified of such Pending Loss in accordance with the applicable section of the [Agreement] [Indemnification Agreement (MIS)] [Indemnified Related Agreement] and (b) establish ing that such Pending Loss is pending, such as a copy of Olivetti's refusal to pay or rejection of such Pending

Loss or a recent filing or submission in any court, arbitration or other proceeding regarding such Pending Loss or other appropriate documentation.

                                                     Very truly yours,

                                                     WANG LABORATORIES, INC.



                                                     By________________________
                                                        Name:
                                                        Title:


cc:      Ing. C. Olivetti & C. S.p.A.
         Via G. Jervis, 77
         10015 Ivrea
         Italy
         Attention:  Managing Director

                                                                       Exhibit C







                  [Letterhead of Ing. C. Olivetti & C. S.p.A.]




                                                                          [Date]




American Stock Transfer and Trust Company
40 Wall Street
New York, New York  10005

Attention:  Executive Vice President

Ladies and Gentlemen:

                  Reference is made to the Stock Escrow Agreement, dated as of March __, 1998, by and among Wang Laboratories, Inc., Ing. C. Olivetti & C. S.p.A. and American Stock Transfer and Trust Company (the "Stock Escrow Agreement"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Stock Escrow Agreement.

                  Pursuant to Section 1.3(e) of the Stock Escrow Agreement, the undersigned hereby notifies you that no Wang Tax Indemnified Person or Wang Indemnified Person is using commercially reasonable best efforts to prosecute the Pending Loss referred to as [ ] on the Pending Loss in the amount (or estimated amount) of [ ] as set forth on the Pending Loss Notice. Accordingly, please deliver the Wang Share Certificate held by you to Wang in accordance with
Section 1.3(e) of the Stock Escrow Agreement.

                  Attached hereto is an affidavit of the Presi dent the undersigned with respect to the facts that establish that no Wang Tax Indemnified Person or Wang Indemnified Person is using commercially reasonable best efforts to prosecute such Pending Loss.

                                                    Very truly yours,

                                                    ING. C. OLIVETTI & C. S.P.A.



                                                    By________________________
                                                       Name:
                                                       Title:


cc:      Wang Laboratories, Inc.
         600 Technology Park Drive
         Billerica, MA  01821
         Attention:  Albert A. Notini
                     Senior Vice President,
                     General Counsel and Secretary

                                                                       Exhibit D




                  [Letterhead of Ing. C. Olivetti & C. S.p.A.]



                                                                          [Date]



American Stock Transfer and Trust Company
40 Wall Street
New York, New York  10005

Attention:  [       ]

Ladies and Gentlemen:

                  Reference is made to the Stock Escrow Agreement, dated as of March __, 1998, by and among Wang Laboratories, Inc., Ing. C. Olivetti & C. S.p.A. and American Stock Transfer and Trust Company (the "Stock Escrow Agreement"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Stock Escrow Agreement.

                  Pursuant to Section 1.3(f) of the Stock Escrow Agreement, the undersigned hereby notifies you that Olivetti has delivered to Wang a Substitution of Collat eral Letter of Credit in the face amount of U.S.$[ ] substantially in the form of the Letter of Credit. A copy of the Substitution of Collateral Letter of Credit is attached hereto. Accordingly, please deliver the Wang Share Certificate held by you to Wang in accordance with Section 1.3(f) of the Stock Escrow Agreement.

                                                    Very truly yours,

                                                    ING. C. OLIVETTI & C. S.P.A.



                                                    By________________________
                                                       Name:
                                                       Title:


cc:      Wang Laboratories, Inc.
         600 Technology Park Drive
         Billerica, MA  01821
         Attention:  Albert A. Notini
                     Senior Vice President,
                     General Counsel and Secretary